EXHIBIT 3.61
CERTIFICATE OF FORMATION
OF
NWI HOSPITAL HOLDINGS, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is NWI HOSPITAL HOLDINGS, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
THIRD: The name and address of the registered agent for service process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 5, 2007.
By:/s/ Rebecca Hurley
Name: Rebecca Hurley
Title: Authorized Person
State of Delaware
Secretary of State
Division of Corporations
Delivered 9:07 AM 02/06/2007
FILED 9:07AM 02/06/2007
SRV 070128825 — 4296745 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
NWI Hospital Holdings, LLC
NWI Hospital Holdings, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is NWI Hospital Holdings, LLC.
2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
County of Kent
Executed on April 24, 2007
/s/ Sherry Mori
Sherry Mori, Assistant Secretary
State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 04/30/2007
FILED 11:11 AM 04/30/2007
SRV 070493248 — 4296745 FILE

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